                                                                    Exhibit 99.1

[GRAPHIC OMITTED]  [GRAPHIC OMITTED]   Pennsylvania Real Estate Investment Trust
                                       200 South Broad Street
                                       Philadelphia, PA 19102
                                       www.preit.com

                                       Phone:  215-875-0700
                                       Fax:    215-546-7311
                                       Toll Free: 866-875-0700

FOR FURTHER INFORMATION:

AT THE COMPANY                         AT KCSA PUBLIC RELATIONS WORLDWIDE
Edward A. Glickman                     Todd Fromer             Evan Smith, CFA
Executive Vice President and CFO       (Investor Relations)    (Media Relations)
(215) 875-0700                         (212) 896-1215          (212) 896-1251

FOR IMMEDIATE RELEASE
March 31, 2003

                Pennsylvania Real Estate Investment Trust Reports
                2002 Fourth Quarter & Calendar Year 2002 Results:
               FFO per share increases 11.5% and 5.3% respectively

Philadelphia, PA, March 31, 2003-- Pennsylvania Real Estate Investment Trust (NYSE: PEI) ("PREIT") today announced the financial results for the fourth quarter ended December 31, 2002 and the calendar year ended December 31, 2002. FFO for the calendar year 2002 was $2.85 per share and exceeded the Company's guidance of $2.77 to $2.81 per share that was provided in November 2002.

Highlights for the 2002 Fourth Quarter

o Funds from operations (FFO) in the 2002 fourth quarter increased 14.1% to $15.6 million from $13.6 million in the 2001 fourth quarter.

o FFO per share for the 2002 fourth quarter increased 11.5% to $0.85 from $0.77 for the 2001 fourth quarter.

o Combined net operating income (NOI) increased 16.2% to $28.6 million in the fourth quarter of 2002 from $24.6 million in the 2001 fourth quarter.

     o Same store NOI for the Company's retail portfolio increased by 2.9% from the 2001 fourth quarter.

o Net income per share for the 2002 fourth quarter increased by 7.1% to $0.45 from $0.42 for the 2001 fourth quarter.


Fourth Quarter Results
For the fourth quarter ended December 31, 2002, the Company's FFO increased by 14.1% to $15,552,000 from $13,631,000 for the comparable three-month period in 2001. FFO per share was $0.85 in the fourth quarter of 2002 as compared to $0.77 in the fourth quarter of 2001, an increase of 11.5%. This increase is a result of completed development projects; the acquisition of a 30% interest in Willow Grove Park; the acquisition of Beaver Valley Mall; and internal growth

PREIT Announces Fourth Quarter 2002 Results
March 31, 2003
Page 2

in the Company's retail portfolio. The increase is also the result of the capitalization of approximately $600,000 for the calendar year 2002, reclassified in the fourth quarter, for internal costs related to development activities in accordance with GAAP. The capitalization of these costs increased FFO per share by $0.03 for the quarter ended December 31, 2002. A reconciliation of net income to FFO is provided in the table attached to this press release.

Weighted average shares of beneficial interest/Operating Partnership units (collectively, shares) increased by 2.4% to 18,210,000 for the quarter ended December 31, 2002 from 17,788,000 for the quarter ended December 31, 2001, reflecting additional shares and units issued. The revised weighted average share count for the purpose of calculating net income per share and FFO per share was reduced for the fourth quarter and the calendar year 2002 to reflect only previously restricted shares that have vested.

NOI from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties increased by 16.2% to $28,593,000 in the fourth quarter of 2002 from $24,610,000 in the fourth quarter of 2001. This increase is a result of completed development projects; the acquisition of a 30% interest in Willow Grove Park; the acquisition of Beaver Valley Mall; and internal growth in the Company's retail portfolio. A reconciliation of net income to NOI is provided in the table attached to this press release.

Net income for the fourth quarter ended December 31, 2002 was $7,331,000, or $0.45 per share, on 16,451,000 weighted average shares of beneficial interest outstanding compared to $6,641,000 or $0.42 per share, on 15,843,000 weighted average shares of beneficial interest outstanding for the 2001 fourth quarter. The increase is the result of completed development projects; the acquisition of a 30% interest in Willow Grove Park; the acquisition of Beaver Valley Mall; and internal growth in the Company's retail portfolio. It is also the result of the capitalization of approximately $600,000 for internal costs related to development activities. The capitalization of these costs increases net income per share by $0.04 for the quarter ended December 31, 2002. The weighted average share count for the purpose of calculating net income per share was revised to reflect only previously restricted shares that have vested resulting in an increase in net income per share of $0.01 for the quarter ended December 31, 2002.

In the fourth quarter of 2002, the Company's dividend payout ratio was 60.0% of FFO compared to 67.0% of FFO in the fourth quarter of 2001.


Calendar Year Results
For the calendar year ended December 31, 2002, FFO totaled $51,167,000, an increase of 14.5% over $44,699,000 for the calendar year ended December 31, 2001. FFO for the calendar year 2002 was $2.85 per share on 17,967,000 weighted average shares outstanding for the calendar year ended December 31, 2002, including the adjustment to reflect only previously restricted shares that have vested, compared to $2.70 per share on 16,526,000 weighted average shares outstanding for the calendar year ended December 31, 2001, an increase of 5.3% in FFO per share. As noted above, the increases are attributable to completed development projects; the

PREIT Announces Fourth Quarter 2002 Results
March 31, 2003
Page 3

acquisition of a 30% interest in Willow Grove Park; the acquisition of Beaver Valley Mall; and internal growth in the Company's retail portfolio. The increase is also the result of the capitalization of approximately $600,000 for the calendar year 2002, for internal costs related to development activities in accordance with GAAP. The capitalization of these costs increased FFO per share by $0.03 for the calendar year ended December 31, 2002.

NOI from wholly-owned properties and the Company's proportionate share of partnerships and joint venture properties totaled $105,643,000 for the calendar year ended December 31, 2002, compared to $91,091,000 for the calendar year ended December 31, 2001. This increase is a result of completed development projects; the acquisition of a 30% interest in Willow Grove Park; the acquisition of Beaver Valley Mall; and internal growth in the Company's retail portfolio.

Net income for the calendar year ended December 31, 2002 was $23,678,000 or $1.47 per share, on 16,162,000 weighted average shares of beneficial interest outstanding, reflecting the adjustment for only previously restricted shares that have vested, compared to $19,789,000, or $1.35 per share, on 14,657,000 weighted average shares of beneficial interest outstanding for the calendar year ended December 31, 2001. Net income for 2002 included a gain of $4,085,000, or $0.25 per share, from the sale of the Company's interest in Mandarin Corners in Jacksonville, FL. Net income for 2001 included a net gain of $2,107,000, or $0.14 per share, which was comprised of a $1,806,000 gain from the sale of the Company's interest in Ingleside Shopping Center, Thorndale, PA, a $1,276,000 gain from the sale of land at Paxton Towne Centre, Harrisburg, PA and a loss of $975,000 on the sale of land at The Commons at Magnolia, Florence, SC. As noted above, the increase in net income is attributable to completed development projects; the acquisition of a 30% interest in Willow Grove Park; and the acquisition of Beaver Valley Mall; internal growth in the Company's retail portfolio; and the capitalization of approximately $600,000 of internal costs related to development activities. The capitalization of these internal costs related to development activities increased net income per share by $0.04 for the calendar year ended December 31, 2002. The weighted average share count for the purpose of calculating net income per share was revised to reflect only previously restricted shares that have vested resulting in an increase in net income per share of $0.02 for the calendar year ended December 31, 2002.

For the calendar year ended December 31, 2002, the Company's dividend payout ratio was 71.6% of FFO compared to 75.4% of FFO for the calendar year ended December 31, 2001.

Portfolio Performance - Same Store NOI Growth & Occupancy Levels
In the fourth quarter of 2002, same store NOI for the Company's retail portfolio increased 2.9% over the fourth quarter of 2001. Same store NOI growth for the comparable period was primarily driven by higher revenues from the leasing of previously vacant space, lease renewals at higher rents and scheduled rent increases. For calendar year 2002, same store NOI for the Company's retail portfolio increased by 6.5% over calendar year 2001.

PREIT Announces Fourth Quarter 2002 Results
March 31, 2003
Page 4

Retail same store occupancy levels in the fourth quarter 2002 increased to 94.8%, 50 basis points higher than the 94.3% occupancy in the fourth quarter 2001. The Company's power centers and enclosed malls were 98.0% and 91.7% occupied, respectively, as of December 31, 2002. The Company's same store mall properties reported that sales decreased 1.6% to $381 per square foot in the trailing twelve months ended December 31, 2002, from $387 per square foot for the comparable period ended December 31, 2001.

In the fourth quarter of 2002, same store NOI for the Company's multifamily properties increased 0.1% over the 2001 fourth quarter. A 2.9% increase in rents adjusted for an 11.9% increase in vacancies and concessions, resulted in a 2.3% increase in revenues. The revenue increase was offset by 5.6% higher operating expenses due primarily to increases in real estate taxes for the Florida portfolio and insurance costs in the fourth quarter 2002 as compared to the fourth quarter 2001. Same store NOI for the Company's multifamily portfolio for calendar year 2002 increased by 1.0% over calendar year 2001.

Occupancy in the Company's multifamily portfolio was 94.4% as of the end of the fourth quarter of 2002, or 30 basis points lower than the 94.7% occupancy level reported in 2001 for the fourth quarter.

Leasing Update
During the 2002 fourth quarter the Company executed forty leases encompassing 102,860 square feet at an average rent per square foot of $27.71. New leases for previously leased space accounted for ten transactions totaling 28,171 square feet at an average rent of $33.76 or $6.40 higher than the average prior rent. Nineteen tenants renewed leases, representing 56,424 square feet at an average renewal rent of $23.88 per square foot, an increase of $4.61 per square foot over the rent at expiration. The Company also executed transactions for eleven formerly vacant spaces totaling 18,265 square feet. The average rent for these formerly vacant spaces was $30.23 per square foot.

Portfolio Composition
The Company ended the 2002 fourth quarter with investments in real estate of $953,012,000, an increase of $26,590,000 from $926,422,000 in the third quarter of 2002. The increase is primarily a result of the acquisition of a partner's share of Regency Lakeside Apartments in Omaha, Nebraska. Investments in real estate at December 31, 2002 included $24,109,000 of construction in progress. On a cost basis, the Company's portfolio is 65.1% retail, 32.0% multifamily, 2.6% retail construction in progress and 0.3% industrial.

Strategic Update
Ronald Rubin, Chairman and Chief Executive Officer of PREIT said, "The 2002 fourth quarter was highlighted by 14.1% FFO growth, an 11.5% increase in FFO per share and a 16.2% increase in combined net operating income. These results were driven by strong performance in our retail portfolio where our management team continues to demonstrate its ability to improve occupancy levels and increase base rents for new leases. Delivering strong improvements in performance from our retail portfolio underscores the opportunity represented by our recently announced acquisition of six Philadelphia-area shopping malls from The Rouse Company. As we

PREIT Announces Fourth Quarter 2002 Results
March 31, 2003
Page 5

plan to integrate the Rouse assets into our existing retail portfolio, and complete the sale of our multifamily portfolio, our performance in 2002 provides us with a solid base upon which to build and grow. As our strategy shifts to the retail sector, we are focused on delivering long-term growth for our shareholders. We are confident that through our operating expertise, market knowledge and tenant relationships, we will maximize the performance of our existing properties, unleash the value of new assets and position PREIT as one of the clear leaders in the value retail sector."

Jonathan B. Weller, PREIT's President and Chief Operating Officer commented, "Our 16.2% increase in NOI for fiscal year 2002 reflects management's expertise in the redevelopment, renovation and retenanting of properties. In 2002, redevelopment activities continued to play an important role as we completed The Commons at Magnolia in Florence, SC. The shopping center is currently 99% occupied. In addition, we are now redeveloping the adjoining Magnolia Mall, where Best Buy opened in November, and renovating the mall common areas. These redevelopment activities will be a key driver for future performance as PREIT transforms its strategic focus to the retail market. The recently announced multifamily and Rouse transactions provide significant long-term growth prospects. The sale of our non-core apartment communities at an attractive price will enable management to reinvest the funds in the high quality retail assets purchased from Rouse under favorable tax conditions, while maintaining a flexible capital structure. PREIT continues to deliver strong shareholder value amid an uncertain economic environment. We expect our ability to execute our retail growth strategy in core markets to provide steady returns over the long run."

Development Pipeline
The Company had two retail properties under development, totaling 0.8 million square feet as of December 31, 2002. The expected investment in the current development pipeline is $54,000,000, with $6,300,000 funded as of December 31, 2002.

South Brunswick
During the 2002 fourth quarter, the Company, following entitlement and tenanting issues, decided not to proceed with a development project in South Brunswick, NJ, resulting in a write off of approximately $540,000 against a preestablished reserve for abandoned development projects. The Company recorded a total charge of approximately $600,000 for abandoned development properties in 2002.

Acquisition
As previously announced, in October 2002, the Company acquired its joint venture partner's interest in Regency Lakeside Apartments in Omaha, Nebraska for $14,200,000. The Company assumed the partner's share of the first mortgage of $9,600,000 at an interest rate of 7.56%. The balance was financed by $2,500,000 from the Company's line of credit facility and $2,100,000 in cash. The purchase price reflects a 10.0% NOI cap rate, based on the trailing 12 months. The Company assumed the management of the property as of the date of closing.

PREIT Announces Fourth Quarter 2002 Results
March 31, 2003
Page 6

Capital Resources
Edward Glickman, Chief Financial Officer of PREIT commented, "During 2002, we increased our investment in real estate by $118,600,000. Our primary sources of funds for this investment were increases of $ 82,800,000 in mortgage debt and $32,300,000 in our line of credit. With interest rates at historical lows and credit available for retail asset purchases, we are biased toward long-term fixed-rate financing. The timing of our recently announced transactions will require the Company to borrow funds to acquire the Rouse assets under an acquisition term loan, which will result in an increase in the Company's leverage. We intend, however, to apply the proceeds from the sale of our multifamily portfolio to repay the acquisition term loan and to reduce our leverage to historical levels. With that said, we are confident that the Company has the ability to obtain capital and has positioned itself with sufficient liquidity to meet both its operational and investment goals for the coming year."

Line of Credit
As of December 31, 2002, the Company had approximately $131,474,000 outstanding under the Company's $200,000,000 revolving line of credit facility. At December 31, 2002 the Company had $22,600,000 of availability remaining with the existing property collateral pool.

Subsequent Events
On March 6, 2003, the Company announced that it is pursuing transactions for the acquisition of additional retail properties, including a transaction with affiliates of The Rouse Company (NYSE:RSE), and for the disposition of its entire multifamily portfolio to an affiliate of Morgan Properties of King of Prussia, Pennsylvania. The Company's Annual Report on Form 10-K, to be filed with the SEC today will include additional details regarding the Rouse and the multifamily transactions.

Ames Lease at Dartmouth Mall
During the first quarter 2003, the Company purchased the Ames store lease at Dartmouth Mall, Dartmouth, MA from Ames Realty II, Inc. for $1,750,000. The annualized revenues were $1.42 per square foot including $1.09 per square foot of base rent. Ames occupied approximately 93,000 square feet in one of the mall's three anchor positions, and the Company is working to replace Ames with a tenant which will generate higher sales volume and better complement the mall's other tenants. Negotiations are proceeding with such prospective tenants.

Crest Plaza
During the first quarter of 2003, the Company sold a parcel of land located at Crest Plaza Shopping Center, Allentown, PA to Target for a purchase price of $3,200,000. The Company expects to recognize a gain of approximately $2,000,000 from the sale in the first quarter of 2003.

2003 Forecast
The Company confirmed its 2003 FFO per share guidance for the calendar year 2003 of $3.16 to $3.28 as provided on March 6, 2003. The FFO estimate assumes the completion of the Rouse and multifamily transactions.

PREIT Announces Fourth Quarter 2002 Results
March 31, 2003
Page 7

Definitions
NAREIT defines FFO as income before gains (losses) on property sales and extraordinary items (computed in accordance with GAAP); plus real estate depreciation and similar adjustments for unconsolidated joint ventures after adjustments for non-real estate depreciation and amortization of financing costs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items, gains on sales of real estate and depreciation and amortization of real estate.

NOI is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to NOI. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on investment on the properties, and provides a comparison measurement of the properties over time. NOI excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, income from discontinued operations and gains on sales of interest in real estate.

Conference Call Information
Management has scheduled a conference call for 11:00 am Eastern Standard Time on March 31, 2003 to review the Company's fourth quarter results, market trends and future outlook. To listen to the call, please dial (877) 375-2162 or (973) 582-2737 at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet on the Company website at www.preit.com or at www.vcall.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call is available on the Company's website at www.preit.com.

PREIT Announces Fourth Quarter 2002 Results
March 31, 2003
Page 8

For interested individuals unable to join the conference call, a replay of the call will be available through April 7, 2003 at (877) 519-4471 or (973) 341-3080 (Passcode 3831182). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust
Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on shopping centers (approximately 11.8 million square feet) and apartment communities (approximately 7,242 units) located primarily in the eastern United States. The Company's portfolio currently consists of 45 properties in 10 states. In addition, there are 2 retail properties under development, which PREIT expects will add approximately 0.8 million square feet to its portfolio. PREIT is headquartered in Philadelphia, Pennsylvania.

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. In particular, PREIT may not be able to consummate the proposed transactions on previously announced terms, favorable terms to PREIT, or at all, or if such transactions are consummated, PREIT's actual results may differ significantly from those expressed in any forward-looking statement. Certain factors that could cause PREIT not to consummate such transactions or could cause PREIT's actual results to differ materially from expected results include, without limitation, PREIT's ability to raise capital through public and private offerings of debt and/or equity securities, the availability of adequate financing at reasonable cost, or at all, PREIT's ability to negotiate and enter into definitive agreements with respect to the transactions and the satisfaction of closing conditions applicable to such transactions (some of which are beyond PREIT's control). In addition, PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and the properties proposed to be acquired and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements.. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

                             Financial Tables Follow
                  ** A supplemental quarterly financial package **
            is available on the Company's web site at www.preit.com.
                                      # # #

PREIT Announces Fourth Quarter 2002 Results
March 31, 2003
Page 9

                    Pennsylvania Real Estate Investment Trust
                             Selected Financial Data

----------------------------------------------------------------------------------------------------------------------
FUNDS FROM OPERATIONS                                                                 Three Months Ended
(In thousands, except per share results)                                     Dec 31, 2002            Dec 31, 2001
----------------------------------------------------------------------------------------------------------------------
Net income                                                                        $ 7,331                 $ 6,641
      Minority interest in operating partnership                                      789                     802
      Minority interest in discontinued operations                                     (7)                     22
      Gains on sales of interests in real estate                                        -                       -
      Gains on dispositions of discontinued operations                                  -                       -
      Depreciation and amortization:
          Wholly owned & consolidated partnership, net                              5,808  (a)              4,545  (a)
          Unconsolidated partnerships & joint ventures                              1,631  (a)              1,394  (a)
          Discontinued operations                                                                             121
      Excess purchase price over net assets acquired                                    -                     106
      Prepayment fee                                                                    -                       -
                                                                                 --------                --------
FUNDS FROM OPERATIONS                                                            $ 15,552  (c)           $ 13,631  (c)
                                                                                 ========                ========

FUNDS FROM OPERATIONS PER SHARE AND OP UNITS                                        $0.85                   $0.77
                                                                                 ========                ========

Weighted average number of shares outstanding                                      16,451                  15,843
Weighted average effect of full conversion of OP units                              1,759                   1,945
                                                                                 --------                --------
Total weighted average shares outstanding, including OP units                      18,210                  17,788
                                                                                 --------                --------

[RESTUBBED]

------------------------------------------------------------------------------------------------------------------
FUNDS FROM OPERATIONS                                                                  Twelve Months Ended
(In thousands, except per share results)                                     Dec 31, 2002            Dec 31, 2001
------------------------------------------------------------------------------------------------------------------
Net income                                                                       $ 23,678                $ 19,789
      Minority interest in operating partnership                                    2,194                   2,499
      Minority interest in discontinued operations                                    421                      25
      Gains on sales of interests in real estate                                        -                  (2,107) (3)
      Gains on dispositions of discontinued operations                             (4,085) (2)                  -
      Depreciation and amortization:
          Wholly owned & consolidated partnership, net                             21,151  (a)             17,145  (a)
          Unconsolidated partnerships & joint ventures                              7,446  (a)              6,264  (a)
          Discontinued operations                                                     285                     406
      Excess purchase price over net assets acquired                                    -                     423
      Prepayment fee                                                                   77                     255  (b)
                                                                                 --------                --------
FUNDS FROM OPERATIONS                                                            $ 51,167  (c)           $ 44,699  (c)
                                                                                 ========                ========

FUNDS FROM OPERATIONS PER SHARE AND OP UNITS                                        $2.85                   $2.70
                                                                                 ========                ========

Weighted average number of shares outstanding                                      16,162                  14,657
Weighted average effect of full conversion of OP units                              1,805                   1,869
                                                                                 --------                --------
Total weighted average shares outstanding, including OP units                      17,967                  16,526
                                                                                 --------                --------

a)   Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations. These amounts were previously included in the depreciation amounts and deducted in a separate line.

b)   Prepayment fee for the refinancing of the mortgage on Countrywood Apartments in Tampa, FL.

c)   Includes the non-cash effect of straight-line rents of $298 and $214 for the 4th quarter 2002 and 2001and $1,042 and $1,148 for year to date 2002 and 2001, respectively.

----------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS                                                                     Three Months Ended
(In thousands, except per share results)                                     Dec 31, 2002            Dec 31, 2001  (1)
----------------------------------------------------------------------------------------------------------------------
REAL ESTATE REVENUES
          Base rent                                                              $ 25,839                $ 21,680
          Percent rent                                                              1,025                     922
          Expense reimbursement                                                     3,838                   2,635
          Lease termination                                                           (38)                     77
          Other real estate revenue                                                 1,258                   1,327
                                                                                 --------                --------
      Total real estate revenues                                                   31,922                  26,641
                                                                                 --------                --------
      Management company revenue                                                    4,234                   4,326
      Interest and other income                                                       192                       6
                                                                                 --------                --------
                                                                                   36,348                  30,973
                                                                                 --------                --------
EXPENSES
          Property payroll and benefits                                             2,027                   1,775
          Real estate and other taxes                                               2,554                   1,958
          Utilities                                                                 1,231                   1,029
          Other operating expenses                                                  4,756                   3,935
                                                                                 --------                --------
      Total property operating expenses                                            10,568                   8,697
                                                                                 --------                --------
      Depreciation and amortization                                                 5,872                   4,574
          Corporate payroll and benefits                                            3,396                   3,643
          Other general and administrative expenses                                 3,013                   3,489
                                                                                 --------                --------
      Total general & administrative expenses                                       6,409                   7,132
                                                                                 --------                --------
      Interest expense                                                              7,640                   5,677
                                                                                 --------                --------
                                                                                   30,489                  26,080
                                                                                 --------                --------
Income before equity in partnerships and joint ventures, minority
interest and gains on sales of interests in real estate                             5,859                   4,893
                                                                                 --------                --------
Equity in income of partnerships and joint ventures                                 2,271                   2,383
Gains on sales of interests in real estate                                              -                       -
                                                                                 --------                --------

Income before minority interest and discontinued operations                         8,130                   7,276
Minority interest in operating partnership                                           (789)                   (802)
                                                                                 --------                --------
      Income from continuing operations                                             7,341                   6,474
                                                                                 --------                --------
Discontinued Operations:
      Income from discontinued operations                                             (17)                    189
      Minority interest in discontinued operations                                      7                     (22)
      Gains on dispositions of discontinued operations                                  -                       -
                                                                                 --------                --------
Income from discontinued operations                                                   (10)                    167
                                                                                 --------                --------
NET INCOME                                                                        $ 7,331                 $ 6,641
                                                                                 ========                ========

PER SHARE DATA
Net income before gains on sales                                                    $0.45                   $0.42
Gains on sales of interests in real estate                                              -                       -
                                                                                 --------                --------
BASIC INCOME PER SHARE                                                              $0.45                   $0.42
                                                                                 ========                ========

DILUTED INCOME PER SHARE                                                            $0.44                   $0.42
                                                                                 ========                ========

Weighted average number of shares outstanding                                      16,451                  15,843
                                                                                 --------                --------

[RESTUBBED]

------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS                                                                       Twelve Months Ended
(In thousands, except per share results)                                     Dec 31, 2002            Dec 31, 2001  (1)
------------------------------------------------------------------------------------------------------------------
REAL ESTATE REVENUES
          Base rent                                                              $ 94,636                $ 83,439
          Percent rent                                                              1,948                   1,680
          Expense reimbursement                                                    13,068                   9,964
          Lease termination                                                         1,034                   1,162
          Other real estate revenue                                                 3,913                   3,970
                                                                                 --------                --------
      Total real estate revenues                                                  114,599                 100,215
                                                                                 --------                --------
      Management company revenue                                                   11,003                  11,336
      Interest and other income                                                       711                     361
                                                                                 --------                --------
                                                                                  126,313                 111,912
                                                                                 --------                --------
EXPENSES
          Property payroll and benefits                                             7,819                   7,059
          Real estate and other taxes                                               9,057                   7,597
          Utilities                                                                 4,282                   4,189
          Other operating expenses                                                 16,390                  14,192
                                                                                 --------                --------
      Total property operating expenses                                            37,548                  33,037
                                                                                 --------                --------
      Depreciation and amortization                                                21,411                  17,370
          Corporate payroll and benefits                                           14,138                  13,286
          Other general and administrative expenses                                10,609                  10,291
                                                                                 --------                --------
      Total general & administrative expenses                                      24,747                  23,577
                                                                                 --------                --------
      Interest expense                                                             28,000                  24,485
                                                                                 --------                --------
                                                                                  111,706                  98,469
                                                                                 --------                --------
Income before equity in partnerships and joint ventures, minority
interest and gains on sales of interests in real estate                            14,607                  13,443
                                                                                 --------                --------
Equity in income of partnerships and joint ventures                                 7,449                   6,540
Gains on sales of interests in real estate                                              -                   2,107  (3)
                                                                                 --------                --------

Income before minority interest and discontinued operations                        22,056                  22,090
Minority interest in operating partnership                                         (2,194)                 (2,499)
                                                                                 --------                --------
      Income from continuing operations                                            19,862                  19,591
                                                                                 --------                --------
Discontinued Operations:
      Income from discontinued operations                                             152                     223
      Minority interest in discontinued operations                                   (421)                    (25)
      Gains on dispositions of discontinued operations                              4,085  (2)                  -
                                                                                 --------                --------
Income from discontinued operations                                                 3,816                     198
                                                                                 --------                --------
NET INCOME                                                                       $ 23,678                $ 19,789
                                                                                 ========                ========

PER SHARE DATA
Net income before gains on sales                                                    $1.22                   $1.21
Gains on sales of interests in real estate                                           0.25  (2)               0.14  (3)
                                                                                 --------                --------
BASIC INCOME PER SHARE                                                              $1.47                   $1.35
                                                                                 ========                ========

DILUTED INCOME PER SHARE                                                            $1.44                   $1.35
                                                                                 ========                ========

Weighted average number of shares outstanding                                      16,162                  14,657
                                                                                 --------                --------

1)   Prior periods' revenues and expenses were adjusted for discontinued operations, which consist of disposed real estate assets.

2)   Year to date 2002 includes gains on sale of Mandarin Corners, a shopping center in Jacksonville, FL.

3)   Year to date 2001 includes net gains on sales of land at The Commons at Magnolia in Florence, SC and at Paxton Towne Centre,
     Harrisburg, PA, and sale of interest in Ingleside Shopping Center, Thorndale, PA.

PREIT Announces Fourth Quarter 2002 Results
March 31, 2003
Page 10
                    Pennsylvania Real Estate Investment Trust
                             Selected Financial Data

(In thousands)
--------------------------------------------------------------------------------------------------------------------------------
EQUITY IN INCOME OF PARTNERSHIPS                                                                    Three Months Ended
AND JOINT VENTURES                                                                         Dec 31, 2002            Dec 31, 2001
--------------------------------------------------------------------------------------------------------------------------------
Gross revenues from real estate                                                                $ 25,570                $ 26,477
                                                                                                =======                 =======
Expenses:
   Property operating expenses                                                                    8,935                   9,755
   Mortgage and bank loan interest                                                                7,695                   7,888
   Prepayment fee                                                                                     -                       -
   Depreciation and amortization                                                                  4,146                   3,533
                                                                                                -------                 -------
                                                                                                 20,776                  21,176
                                                                                                -------                 -------
                                                                                                  4,794                   5,301
Partner's share                                                                                  (2,523)                 (2,918)
EQUITY IN INCOME OF PARTNERSHIPS
       AND JOINT VENTURES                                                                       $ 2,271                 $ 2,383
                                                                                                =======                 =======

[RESTUBED]

(In thousands)
------------------------------------------------------------------------------------------------------------------------------
EQUITY IN INCOME OF PARTNERSHIPS                                                                    Twelve Months Ended
AND JOINT VENTURES                                                                         Dec 31, 2002           Dec 31, 2001
------------------------------------------------------------------------------------------------------------------------------
Gross revenues from real estate                                                                $ 97,903               $ 94,272
                                                                                                =======                =======
Expenses:
   Property operating expenses                                                                   33,868                 33,981
   Mortgage and bank loan interest                                                               31,417                 30,229
   Prepayment fee                                                                                     -                    510  (a)
   Depreciation and amortization                                                                 17,434                 16,363
                                                                                                -------                -------
                                                                                                 82,719                 81,083
                                                                                                -------                -------
                                                                                                 15,184                 13,189
Partner's share                                                                                  (7,735)                (6,649)
EQUITY IN INCOME OF PARTNERSHIPS
       AND JOINT VENTURES                                                                       $ 7,449                $ 6,540
                                                                                                =======                =======

a)   Prepayment fee for the refinancing of the mortgage on Countrywood Apartments in Tampa, FL.

              Supplemental Information for Wholly Owned Properties and the Company's Proportionate Share of Partnerships and Joint Ventures

(In thousands)
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION                                                      Three Months Ended
AND AMORTIZATIONS ("EBITDA")                                                              Dec 31, 2002            Dec 31, 2001  (1)
-----------------------------------------------------------------------------------------------------------------------------------
Gross revenues                                                                                $ 31,922                $ 26,641
Operating expenses                                                                             (10,568)                 (8,697)
                                                                                              --------                --------
Net operating income: wholly-owned properties                                                   21,354                  17,944
Company's proportionate share of partnerships and
  joint ventures net operating income                                                            7,239                   6,666
                                                                                              --------                --------
Combined net operating income                                                                   28,593  (2)             24,610  (2)
Interest income                                                                                    192                       6
Management company revenue                                                                       4,234                   4,326
Total general & administrative expenses                                                         (6,409)                 (7,132)
                                                                                              --------                --------
EBITDA                                                                                        $ 26,610  (3)           $ 21,810  (3)
                                                                                              ========                ========

[RESTUBBED]

(In thousands)
------------------------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION                                                       Twelve Months Ended
AND AMORTIZATIONS ("EBITDA")                                                               Dec 31, 2002           Dec 31, 2001  (1)
------------------------------------------------------------------------------------------------------------------------------
Gross revenues                                                                                $ 114,599              $ 100,215
Operating expenses                                                                              (37,548)               (33,037)
                                                                                              ---------              ---------
Net operating income: wholly-owned properties                                                    77,051                 67,178
Company's proportionate share of partnerships and
  joint ventures net operating income                                                            28,592                 23,913
                                                                                              ---------              ---------
Combined net operating income                                                                   105,643  (2)            91,091  (2)
Interest income                                                                                     711                    361
Management company revenue                                                                       11,003                 11,336
Total general & administrative expenses                                                         (24,747)               (23,577)
                                                                                              ---------              ---------
EBITDA                                                                                         $ 92,610  (3)          $ 79,211  (3)
                                                                                               ========               ========

1)   Prior periods' revenues and expenses were adjusted for discontinued operations, which consist of disposed real estate assets.
2)   NOI including the impact of disposed real estate assets for the 3 months ended 12/31/02 and 12/31/01 was $28,577 and $25,086, respectively, and for the 12 months ended 12/31/02 and 12/30/01 was $106,460 and $92,396, respectively.
3)   EBITDA including the impact of disposed real estate assets for the 3 months ended 12/31/02 and 12/31/01 was $9,394 and
     $211,163, respectively, and for the 12 months ended 12/31/02 and 12/30/01 was $244,487 and $302,321, respectively.

------------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO PROPERTY LEVEL EBITDA                                              Three Months Ended
AND TO PROPERTY LEVEL NET OPERATING INCOME                                                Dec 31, 2002            Dec 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                     $ 7,331                 $ 6,641
Minority interest in operating partnership                                                         789                     802
Income from partnerships and joint ventures                                                     (2,271) (1)             (2,383) (1)
Company's proportionate share of partnerships and
  joint ventures net operating income                                                            7,239  (1)              6,666  (1)
Gains on sales of interests in real estate                                                           -                       -
Income from discontinued operations                                                                 10                    (167)
Depreciation and amortization                                                                    5,872                   4,574
Interest expense                                                                                 7,640                   5,677
                                                                                              --------                --------
Property Level EBITDA                                                                           26,610                  21,810
Interest income                                                                                   (192)                     (6)
Management company revenue                                                                      (4,234)                 (4,326)
Total general & administrative expenses                                                          6,409                   7,132
                                                                                              --------                --------
PROPERTY LEVEL NET OPERATING INCOME                                                           $ 28,593                $ 24,610
                                                                                              ========                ========

[RESTUBBED]

------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO PROPERTY LEVEL EBITDA                                               Twelve Months Ended
AND TO PROPERTY LEVEL NET OPERATING INCOME                                                 Dec 31, 2002           Dec 31, 2001
------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                     $ 23,678               $ 19,789
Minority interest in operating partnership                                                        2,194                  2,499
Income from partnerships and joint ventures                                                      (7,449) (1)            (6,540) (1)
Company's proportionate share of partnerships and
  joint ventures net operating income                                                            28,592  (1)            23,913  (1)
Gains on sales of interests in real estate                                                            -                 (2,107)
Income from discontinued operations                                                              (3,816)                  (198)
Depreciation and amortization                                                                    21,411                 17,370
Interest expense                                                                                 28,000                 24,485
                                                                                              ---------               --------
Property Level EBITDA                                                                            92,610                 79,211
Interest income                                                                                    (711)                  (361)
Management company revenue                                                                      (11,003)               (11,336)
Total general & administrative expenses                                                          24,747                 23,577
                                                                                              ---------               --------
PROPERTY LEVEL NET OPERATING INCOME                                                           $ 105,643               $ 91,091
                                                                                              =========               ========

1)   Reference SEC Form 10K Notes to Consolidated Financial Statements 12. Segment Information; Adjustments to Equity Method, Equity
     in income of partnerships and joint ventures.

(In thousands)
------------------------------------------------------------------------------------------------------------------------------
MORTGAGE NOTES, BANK AND CONSTRUCTION LOANS PAYABLE                                        December 31,           December 31,
Wholly-owned properties                                                                        2002                   2001
------------------------------------------------------------------------------------------------------------------------------
  Mortgage notes payable                                                                      $ 319,751              $ 257,873
  Bank loans payable                                                                            130,800                 98,500
  Construction loan payable                                                                           -                  4,000
                                                                                              ---------              ---------
                                                                                                450,551                360,373
Company's proportionate share of
partnerships and joint ventures
  Mortgage notes payable                                                                        166,728                145,803
                                                                                              ---------              ---------
Total mortgage notes and bank loans payable                                                   $ 617,279              $ 506,176
                                                                                              =========              =========